UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2008

MFRI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 Lehigh Avenue, Niles, Illinois	60714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-966-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Press Release

COMPANY:	MFRI, INC. (NASDAQ NM: MFRI)
CONTACT:	David Unger, Chairman and CEO
(847) 966-1000

MFRI, Announces That its Perma-Pipe Subsidiary in Cooperation with Jindal Saw, Ltd.

of Mumbai, India, has Received an Order to Factory Insulate and Jacket 600 KM,

(375 Mile) Heavy Crude Oil Pipeline in India

NILES, IL, January 30, 2008 -- MFRI, Inc. announced today that its Perma-Pipe subsidiary has received an order to perform the factory insulating and jacketing services for a 600 KM long 24 inch diameter heavy crude oil pipeline. The pre-insulation services will be performed at a new Perma-Pipe facility to be located in Mundra, India on the premises of Jindal Saw Ltd. Jindal, one of India’s largest steel pipe producers, will manufacture and fabricate the pipe for the project. The value of Jindal’s contract is in excess of $200,000,000 USD. The insulation and jacketing work, included in Jindal’s contract, has a total value of approximately $60,000,000, which includes the value of the insulation materials to be procured by Jindal as well as other services to be provided by Perma-Pipe.

The pipeline will be owned by Cairn Energy India Ltd. in partnership with Oil and Natural Gas Corporation (ONGC), a Government of India entity. The pipeline will be used to transport heavy crude oil from their oil fields in Mangala in North West India to a terminal in Salaya, a distance of approximately 600 kilometers (375 miles). Since the heavy crude oil is essentially solid at ambient temperature, the pipeline must be insulated and electrically heated to assure oil flow.

“This project gives Perma-Pipe the opportunity to serve the oil and gas market in India, one of the fastest growing economies in the world,” said Avin Gidwani, Managing Director of Perma-Pipe Middle East.

“We are very pleased to have received this order which will be the longest underground pre-insulated heat traced pipeline ever constructed,” said Fati Elgendy, President and Chief Operating Officer of Perma-Pipe, Inc. “Based on the size and complexity of the project, it puts us at the highest level of serving the global market for pre-insulated piping.”

“This order is the next step in our Global Strategy to diversify in both markets and territories,” added David Unger, Chief Executive Officer and Chairman, MFRI, Inc. “In order to produce this project we will be opening a new pipe pre-insulation factory in India.”

MFRI is a leading manufacturer of factory pre-insulated piping systems for oil and gas gathering, district heating and cooling and other specialty applications. Other MFRI products include custom-designed industrial filtration products to remove particulates from dry gas streams and thermal transfer equipment to remove heat from molding, printing and other industrial processes.

For more information visit the Company's website www.mfri.com or contact the company directly.

Statements and other information contained in this announcement which can be identified by the use of forward-looking terminology such as "anticipate," "may," "will," "expect," "continue," "remain," "intend," "aim," "should," "prospects," "could," "future," "potential," believes," "plans," "likely," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008		MFRI, Inc.

	By:	/s/ Michael D. Bennett
Vice President, Secretary and Treasurer
(Principal Financial and Accounting Officer)